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FIRST AMENDMENT TO AMENDMENT AGREEMENT

    This First Amendment to Amendment Agreement (the "First Agreement") is dated this    day of November, 2000, and is between Apex Inc., a Washington corporation (the "Company"), and Kevin J. Hafer ("Employee"), and amends that certain Amendment Agreement by and between the Company and Employee dated March 7, 2000 (the "Amendment Agreement"). Any capitalized term used in this First Amendment without definition shall have the meaning given such term in the Amendment Agreement.

RECITALS

    WHEREAS, on March 7, 2000, the Company and Employee entered into the Amendment Agreement; and

    WHEREAS, the Company and Employee now wish to enter into this First Amendment amending certain provisions of the Amendment Agreement.

AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the Company and Employee agree as follows:

    1.  Section 3.  Section 3 of the Amendment Agreement is hereby amended by deleting the existing language of Section 3 in its entirety and substituting the following new language:

      3.  Termination and Severance.  The parties agree that the closing of the Apex Merger will constitute a termination of the Employment Agreement without Cause within the meaning of Section 1.6 of the Employment Agreement, and that, provided Employee satisfies (and continues to satisfy) all of his obligations relating to the termination of his employment under the Employment Agreement (including his obligations under Sections 2, 3, and 4.1 of the Employment Agreement), then so long as Employee does not breach Sections 2, 3, or 4.1 of the Employment Agreement, Employee shall be entitled to continue:

        (a) through the first anniversary of the closing of the Apex Merger, to receive a biweekly base salary of $11,538.46 (less required withholding and deductions), and thereafter through the second anniversary of the closing of the Apex Merger, to receive a biweekly base salary of $7,692.31 (less required withholding and deductions);

        (b) to be eligible for employee and dependent coverage under the Company's (or Holdco's) medical and dental plans, and to have access to Apex email (only through February 15, 2001), Apex voicemail, a portable computer, and a pager, to the same extent as available to other Company employees;

        (c) through the second anniversary of the closing of the Apex Merger, to be insured under the Company's (or Holdco's) insurance policies (including its directors and officers policies) to the same extent other officers and employees are insured;

        (d) through the second anniversary of the closing of the Apex Merger, to be entitled to indemnification under the Company's Articles of Incorporation to the same extent other officers and employees are indemnified for acts during employment with the Company; and

        (e) through the second anniversary of the closing of the Apex Merger, to be reimbursed by the Company for all ordinary and necessary documented business expenses incurred by Employee in connection with the performance of duties requested by the Chief Executive Officer of Holdco.

    In addition, the Company will pay to Employee on or before the next payroll date following the closing of the Apex Merger an amount representing his accrued but unused vacation and personal time (less required withholding and deductions) through such closing date. Employee further acknowledges that he will not accrue any additional vacation or personal time after such closing date or be eligible for any other incentive or other bonus payments or stock option grants from the Company or from Holdco for 2000 or thereafter other than bonuses accrued by the Company prior to the closing of the Apex Merger the payment of which is approved by the Apex Compensation Committee. Employee and the Company further agree that, to the extent the provisions of this Section 3 are inconsistent with Sections 1.2 and/or 1.3 of the Employment Agreement, the provisions of this Section 3 shall be deemed to amend Sections 1.2 and 1.3 of the Employment Agreement, and the remaining terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect. Employee acknowledges and agrees that his confidentiality, non-solicitation, and noncompete obligations described in Section 2 and 3 of the Employment Agreement shall continue until the fourth anniversary of the closing of the Apex Merger, and Employee further acknowledges that he will be entitled to receive the benefits specified in this Section 3 only if he is not in material breach of this Amendment Agreement or his Employment Agreement (including his confidentiality and noncompete obligation described in Sections 2 and 3 of the Employment Agreement). Employee understands and agrees that, as an additional condition to receiving or retaining the benefits described in this Amendment Agreement (including Section 2 and this Section 3), Employee must execute and deliver to the Company immediately prior to the closing of the Apex Merger the Confirmation of Resignation and General Release Agreement attached as Attachment A. Employee also understands and agrees that, as a further condition to receiving or retaining the benefits described in this Section 3, Employee must execute and deliver to the Company two Confirmations of Resignation and General Release Agreement in the form attached as Attachment B, the first of which shall be delivered to the Company contemporaneously with the execution and delivery of this First Amendment to Amendment Agreement and the second of which shall be executed and delivered to the Company one day after the termination of Employee's employment with the Company.

    2.  Section 6.  Section 6 of the Amendment Agreement is hereby amended by deleting the existing language of Section 6 in its entirety and substituting the following new language:

      6.  Standstill Agreement.  Employee agrees that, for the period beginning on the closing of the Apex Merger and ending at the close of business on the second anniversary of the closing of the Apex Merger, neither Employee nor any of his affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the "1934 Act")) will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect or cause or participate in or in any way assist any other person to affect to seek, offer or propose (whether publicly or otherwise) to effect or cause or participate in (i) any acquisition of any securities (or beneficial ownership thereof) or assets (other than non-material assets) of the Company or Holdco; (ii) any tender or exchange offer, merger, consolidation or other business combination involving the Company or Holdco; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or Holdco or any material portion of the Company's or Holdco's business; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of Holdco or the Company; (b) form, join or in any way participate in a "group" (as defined under the 1934 Act) with respect to the securities of Holdco or the Company; (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company or Holdco or propose any matter for submission to a vote of stockholders of the Company or Holdco; (d) take any action to which, to the knowledge of Employee requires the Company or Holdco to make a public announcement regarding any of the types of matters set forth in (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing or advise, assist, encourage, finance or seek to persuade others to take any action with respect to the foregoing. Notwithstanding anything to the contrary contained in this Amendment Agreement, nothing in this Amendment Agreement shall prohibit Employee or his affiliates from purchasing any debt, or up to an aggregate of not more than 1.5% of any class of publicly traded equity securities of the Company or of Holdco.

    3.  Section 8.  Section 8 of the Amendment Agreement is hereby amended by deleting the existing language of Section 8 in its entirety and substituting the following new language:

      8.  Complete Release of the Company.  In consideration for the acceleration of options described in Section 2 and the continued benefits to be paid to Employee as described in Section 3 and other benefits set forth in this Amendment Agreement, which Employee is not otherwise entitled to receive and which are given to him specifically in exchange for this release as a result of negotiations between himself and the Company, Employee, on behalf of himself, his marital community, and his and their heirs, successors, and assigns, releases and discharges the Company, its affiliated and predecessor organizations, its affiliates (including Avocent Corporation), their employee benefit plans, their current and former directors, officers, agents, employees, and attorneys, and each of their respective successors and assigns (the "Released Parties"), from any and all claims, charges, causes of action, and damages (including attorneys' fees and costs actually incurred of any type), known and unknown, arising prior to the date of this Amendment Agreement ("Claims"), including such Claims related in any way to Employee's employment with the Company, service as an officer or director of the Company or any of its affiliates, or the termination of his employment relationship with the Company on the second anniversary of the closing of the Apex Merger.

      For the purposes of implementing a full and complete release and discharge of the Company and the other Released Parties, and each of them, Employee expressly acknowledges that this Amendment Agreement is intended to include in its effect, without limitation, all Claims which he does not know or suspect to exist in his favor at the time he signs this Amendment Agreement, and that this Amendment Agreement is intended to fully and finally resolve any such Claim or Claims.

      This release specifically includes but is not limited to rights and claims under the local, state or federal laws prohibiting discrimination in employment, including the Civil Rights Acts, the Americans with Disabilities Act, the Washington Law Against Discrimination, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, as well as any other state or federal laws or common law theories relating to discrimination in employment, the termination of employment, or personal injury, including without limitation all claims for breach of contract, fraud, defamation, loss of consortium, infliction of emotional distress, additional compensation, back pay or benefits (other than as provided for in this Amendment Agreement).

    4.  Attachment B.  Attachment B to the Amendment Agreement is hereby amended by deleting such Attachment B in its entirety and substituting the attached new Attachment B.

    5.  Remaining Terms Unchanged.  Except as specifically set forth in this First Amendment, all remaining terms in the Amendment Agreement shall remain unchanged and in full force and effect.

    IN WITNESS WHEREOF, each of the parties has executed this First Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

DATE:	APEX INC.
By:
Title:
KEVIN J. HAFER:

ATTACHMENT B

CONFIRMATION OF RESIGNATION AND GENERAL RELEASE

    By signing below, I hereby acknowledge and confirm my agreement to all the terms of the Amendment Agreement ("Agreement"). I also agree that, as of the date I sign this document, I release and waive any and all additional employment claims (e.g., statutory employment claims, wrongful discharge types of claims or related claims, breach of employment contract types of claims, but not claims for breach of the Agreement itself) I may have relating to my employment with Apex Inc. and/or the termination of that relationship which I would not have but for my being an employee of Apex Inc. since the time I signed the Agreement, as well as releasing and waiving any and all other claims referenced in Paragraph 8 of the Agreement to the extent permitted by law.

*Dated:

EMPLOYEE:
Kevin J. Hafer

*THIS DOCUMENT TO BE EXECUTED AND DELIVERED TO THE COMPANY TWICE: FIRST, CONTEMPORANEOUSLY WITH THE EXECUTION AND DELIVERY OF THE FIRST AMENDMENT TO THE AMENDMENT AGREEMENT, AND SECOND, ONE DAY AFTER THE TERMINATION OF EMPLOYEE'S EMPLOYMENT WITH THE COMPANY, AS DESCRIBED IN THE AMENDMENT AGREEMENT (AS AMENDED).

ATTACHMENT B

CONFIRMATION OF RESIGNATION AND GENERAL RELEASE

    By signing below, I hereby acknowledge and confirm my agreement to all the terms of the Amendment Agreement ("Agreement"). I also agree that, as of the date I sign this document, I release and waive any and all additional employment claims (e.g., statutory employment claims, wrongful discharge types of claims or related claims, breach of employment contract types of claims, but not claims for breach of the Agreement itself) I may have relating to my employment with Apex Inc. and/or the termination of that relationship which I would not have but for my being an employee of Apex Inc. since the time I signed the Agreement, as well as releasing and waiving any and all other claims referenced in Paragraph 8 of the Agreement to the extent permitted by law.

*Dated:

EMPLOYEE:
Kevin J. Hafer

*THIS DOCUMENT TO BE EXECUTED AND DELIVERED TO THE COMPANY TWICE: FIRST, CONTEMPORANEOUSLY WITH THE EXECUTION AND DELIVERY OF THE FIRST AMENDMENT TO THE AMENDMENT AGREEMENT, AND SECOND, ONE DAY AFTER THE TERMINATION OF EMPLOYEE'S EMPLOYMENT WITH THE COMPANY, AS DESCRIBED IN THE AMENDMENT AGREEMENT (AS AMENDED).

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FIRST AMENDMENT TO AMENDMENT AGREEMENT
RECITALS
AGREEMENT
CONFIRMATION OF RESIGNATION AND GENERAL RELEASE
CONFIRMATION OF RESIGNATION AND GENERAL RELEASE